Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2017 First Quarter Results

NEW YORK, NY - May 4, 2017 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the first quarter ended March 31, 2017.

2017 First Quarter Summary

•	Revenue of $103.4 million increased 2.2 percent from the first quarter of 2016 and increased 5.4 percent in constant currency.

•	Gross margin of $42.4 million increased 2.8 percent from the first quarter of 2016 and increased 6.0 percent in constant currency.

•	Net loss of $1.3 million, or $0.04 per basic and diluted share, compared with net loss of $3.5 million, or $0.10 per basic and diluted share, for the first quarter of 2016.

•	Adjusted EBITDA* of $0.4 million, compared with an adjusted EBITDA loss of $2.0 million in the first quarter of 2016.

"We delivered solid gross margin growth in key markets around the globe, led by Belgium, Australia/New Zealand, France and the Americas," said Stephen Nolan, chief executive officer at Hudson. "We are pleased to report positive adjusted EBITDA in the first quarter for the first time since 2011, as we benefited from our focus on growth and disciplined execution in core markets and practices."
* Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.

Regional Highlights

Americas

In the first quarter, Hudson Americas' gross margin increased 15 percent compared with the first quarter of 2016. RPO gross margin increased in the first quarter on continued strong demand across the client base. EBITDA was $0.3 million in the first quarter, compared with EBITDA of $0.2 million a year ago. The region delivered adjusted EBITDA of $0.3 million for the first quarter, compared with adjusted EBITDA of $0.2 million a year ago, driven by gross margin growth.

Asia Pacific

Hudson Asia Pacific's gross margin increased 3 percent in constant currency in the first quarter of 2017 compared with the same period in 2016. Gross margin growth in Australia/New Zealand of 5 percent outweighed flat results in Asia, as China stabilized and Hong Kong delivered growth in the quarter. EBITDA was a loss of $0.7 million in the first quarter, compared with an EBITDA loss of $1.2 million a year ago. Asia Pacific delivered adjusted EBITDA of $0.1 million, improving from an adjusted EBITDA loss of $0.2 million in the first quarter of 2016.

Europe

Hudson Europe's gross margin increased 7 percent in constant currency from the first quarter of 2016. Growth was driven by Continental Europe, with gross margin higher by 22 percent, with double-digit growth in Spain, France, Belgium and Poland, on strong demand in permanent recruitment, as well as talent management. In the U.K., gross margin declined 11 percent against prior year, but increased 4 percent sequentially from the fourth quarter of 2016. EBITDA was $0.9 million in the first quarter, compared with an EBITDA loss of $0.3 million a year ago. Adjusted EBITDA was $1.5 million in the first quarter of 2017, improving by $1.0 million from a year ago.

Liquidity and Capital Resources

The company ended the first quarter of 2017 with $29.8 million in liquidity, composed of $14.8 million in cash and $15.0 million in availability under its credit facilities. This compares with $21.3 million in cash and $18.6 million in availability under its credit facilities at the end of the fourth quarter of 2016. The company used $9.0 million in cash flow from operations during the first quarter, largely due to growing accounts receivable, up $6.5 million in the first quarter from the fourth quarter of 2016, as well as an additional, monthly contractor payroll in the U.K. that fell within the calendar quarter. This compares with $5.8 million usage of cash in the first quarter of 2016. The company had $11.3 million in outstanding borrowings at the end of the first quarter of 2017, primarily in Australia and the U.K.

Share Repurchase Program

During the first quarter, the company continued its share repurchase program which has an authorization of up to $10 million of the company’s common stock. The company purchased 277,025 shares for $0.3 million as part of the repurchase program during the first quarter. Since the inception of this program in the third quarter of 2015 through the end of the first quarter of 2017, the company has purchased 3,266,152 shares for $6.8 million.

Business Outlook

With respect to forward-looking non-GAAP measures, a reconciliation of the non-GAAP measures to the corresponding GAAP measures is not available without unreasonable efforts due to the variability, complexity and low visibility of the non-cash and other items described below that we exclude from the non-GAAP outlook measures. The variability of these items is likely to have a significant impact on our future GAAP financial results.

Given current economic conditions, the company expects second quarter 2017 revenue of between $104 million and $114 million and adjusted EBITDA of between $1 million and $3 million at prevailing exchange rates. In the second quarter of 2016, revenue was $113.1 million and adjusted EBITDA was a loss of $0.7 million. This outlook assumes an average exchange rate of 1.26 US Dollars to the British Pound, 1.07 US Dollars to the Euro and 0.75 US Dollars to the Australian Dollar.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating around the globe through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue	$103,405	$101,227
Direct costs	60,973	59,965
Gross margin	42,432	41,262
Operating expenses:
Selling, general and administrative expenses	42,269	43,642
Depreciation and amortization	666	688
Business reorganization expenses	222	637
Total operating expenses	43,157	44,967
Operating income (loss)	(725)	(3,705)
Non-operating income (expense):
Interest income (expense), net	(88)	(54)
Other income (expense), net	(381)	(137)
Income (loss) from continuing operation before provision for income taxes	(1,194)	(3,896)
Provision for (benefit from) income taxes from continuing operations	155	(326)
Income (loss) from continuing operations	(1,349)	(3,570)
Income (loss) from discontinued operations, net of income taxes	35	83
Net income (loss)	$(1,314)	$(3,487)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share from continuing operations	$(0.04)	$(0.10)
Basic and diluted earnings (loss) per share from discontinued operations	—	—
Basic and diluted earnings (loss) per share	$(0.04)	$(0.10)
Weighted-average shares outstanding:
Basic	32,161	34,631
Diluted	32,161	34,631

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$14,773	$21,322
Accounts receivable, less allowance for doubtful accounts of $798 and $799, respectively	66,781	58,517
Prepaid and other	5,079	4,265
Current assets of discontinued operations	38	38
Total current assets	86,671	84,142
Property and equipment, net	7,028	7,041
Deferred tax assets, non-current	7,136	6,494
Other assets, non-current	3,784	4,135
Total assets	$104,619	$101,812
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,450	$4,666
Accrued expenses and other current liabilities	34,199	36,154
Short-term borrowings	11,310	7,770
Accrued business reorganization expenses	1,636	1,756
Current liabilities of discontinued operations	137	233
Total current liabilities	53,732	50,579
Deferred rent and tenant improvement contributions	2,787	2,968
Income tax payable, non-current	2,246	2,211
Other non-current liabilities	4,019	4,169
Total liabilities	62,784	59,927
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 34,959 and 34,910 shares, respectively	34	34
Additional paid-in capital	482,456	482,265
Accumulated deficit	(441,792)	(440,478)
Accumulated other comprehensive income	8,338	6,931
Treasury stock, 3,427 and 3,145 shares, respectively, at cost	(7,201)	(6,867)
Total stockholders’ equity	41,835	41,885
Total liabilities and stockholders' equity	$104,619	$101,812

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2017	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$4,315	$59,710	$39,380	$—	$103,405
Gross margin, from external customers	$3,836	$19,735	$18,861	$—	$42,432
Adjusted EBITDA (loss) (1)	$334	$121	$1,493	$(1,594)	$354
Business reorganization expenses (recovery)	(92)	—	336	(22)	222
Stock-based compensation expense	33	6	43	109	191
Non-operating expense (income), including corporate administration charges	59	848	235	(761)	381
EBITDA (loss) (1)	$334	$(733)	$879	$(920)	$(440)
Depreciation and amortization expenses					666
Interest expense (income), net					88
Provision for (benefit from) income taxes					155
Income (loss) from continuing operations					$(1,349)
Income (loss) from discontinued operations, net of income taxes					35
Net income (loss)					$(1,314)

For The Three Months Ended March 31, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,837	$51,071	$46,319	$—	$101,227
Gross margin, from external customers	$3,341	$18,771	$19,150	$—	$41,262
Adjusted EBITDA (loss) (1)	$241	$(152)	$471	$(2,569)	$(2,009)
Business reorganization expenses (recovery)	(16)	197	484	(28)	637
Stock-based compensation expense	28	80	44	219	371
Non-operating expense (income), including corporate administration charges	67	802	273	(1,005)	137
EBITDA (loss) (1)	$162	$(1,231)	$(330)	$(1,755)	$(3,154)
Depreciation and amortization expenses					688
Interest expense (income), net					54
Provision for (benefit from) income taxes					(326)
Income (loss) from continuing operations					$(3,570)
Income (loss) from discontinued operations, net of income taxes					83
Net income (loss)					$(3,487)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,901	$59,122	$37,291	$—	$100,314
Gross margin, from external customers	$3,400	$20,524	$18,850	$—	$42,774
Adjusted EBITDA (loss) (1)	$587	$373	$1,302	$(1,355)	$907
Business reorganization expenses (recovery)	2	(24)	606	32	616
Stock-based compensation expense	27	(4)	13	130	166
Non-operating expense (income), including corporate administration charges	100	383	378	(1,059)	(198)
EBITDA (loss) (1)	$458	$18	$305	$(458)	$323
Depreciation and amortization expenses					796
Interest expense (income), net					93
Provision for (benefit from) income taxes					(458)
Income (loss) from continuing operations					$(108)
Income (loss) from discontinued operations, net of income taxes					(184)
Net income (loss)					$(292)

For The Three Months Ended June 30, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,661	$62,039	$47,367	$—	$113,067
Gross margin, from external customers	$3,180	$22,416	$21,243	$—	$46,839
Adjusted EBITDA (loss) (1)	$(45)	$1,259	$2,308	$(4,244)	$(722)
Business reorganization expenses (recovery)	(22)	77	109	(20)	144
Stock-based compensation expense	47	118	93	496	754
Non-operating expense (income), including corporate administration charges	108	489	553	(1,137)	13
EBITDA (loss) (1)	$(178)	$575	$1,553	$(3,583)	$(1,633)
Depreciation and amortization expenses					805
Interest expense (income), net					101
Provision for (benefit from) income taxes					808
Income (loss) from continuing operations					$(3,347)
Income (loss) from discontinued operations, net of income taxes					209
Net income (loss)					$(3,138)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended March 31,
	2017	2016
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$4,315	$3,837	$9	$3,846
Hudson Asia Pacific	59,710	51,071	1,852	52,923
Hudson Europe	39,380	46,319	(5,006)	41,313
Total	$103,405	$101,227	$(3,145)	$98,082
Gross margin:
Hudson Americas	$3,836	$3,341	$8	$3,349
Hudson Asia Pacific	19,735	18,771	353	19,124
Hudson Europe	18,861	19,150	(1,576)	17,574
Total	$42,432	$41,262	$(1,215)	$40,047
SG&A (1):
Hudson Americas	$3,530	$3,128	$9	$3,137
Hudson Asia Pacific	19,563	18,943	389	19,332
Hudson Europe	17,472	18,784	(1,613)	17,171
Corporate	1,704	2,787	—	2,787
Total	$42,269	$43,642	$(1,215)	$42,427
Business reorganization expenses:
Hudson Americas	$(92)	$(16)	$—	$(16)
Hudson Asia Pacific	—	197	2	199
Hudson Europe	336	484	(43)	441
Corporate	(22)	(28)	—	(28)
Total	$222	$637	$(41)	$596
Operating income (loss):
Hudson Americas	$392	$206	$(1)	$205
Hudson Asia Pacific	(313)	(833)	(56)	(889)
Hudson Europe	958	(240)	107	(133)
Corporate	(1,762)	(2,838)	—	(2,838)
Total	$(725)	$(3,705)	$50	$(3,655)
EBITDA (loss):
Hudson Americas	$334	$162	$—	$162
Hudson Asia Pacific	(726)	(1,231)	(55)	(1,286)
Hudson Europe	880	(330)	82	(248)
Corporate	(928)	(1,755)	—	(1,755)
Total	$(440)	$(3,154)	$27	$(3,127)

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses.